                                                                    EXHIBIT 4.25


                             SUBSCRIPTION AGREEMENT


TO:   ADB SYSTEMS INTERNATIONAL INC.,
      An Ontario, Canada based Corporation (the "COMPANY")

Dear Sirs:

      Stonestreet Limited Partnership (the "SUBSCRIBER") understands that the Company is offering 3,300,000 common shares (the "COMPANY SHARES") and 1,000,000 common share purchase warrants (the "WARRANTS"), each Warrant entitling the holder to purchase one common share of the Company at $0.35 per share exercisable during a period of three years from the Closing Date (as defined hereinafter) (the Company Shares, the Warrants and the common shares issuable upon the exercise of the Warrants (the "WARRANT SHARES") are collectively referred to in this Agreement as the "SECURITIES").

      The Subscriber hereby subscribes for the purchase of the 3,300,000 Company shares at $0.21 per share, and for the purchase of the 1,000,000 Warrants for the aggregate price of $1.00, for a total subscription price of $693,000 (the "PURCHASE PRICE"). The form of Warrant (the "WARRANT CERTIFICATE") is annexed hereto as EXHIBIT A. Upon acceptance of this Agreement by the Company, the Company shall issue the Company Shares and the Warrants and deliver a share certificate representing the Company Shares and the Warrant Certificate to the Subscriber, against payment by federal funds wire transfer of the Purchase Price.

      The following terms and conditions shall apply to this subscription.

1. Subscriber's Representations and Warranties. The Subscriber hereby represents and warrants to and agrees with the Company that:

      (a) Information on Company. The Subscriber has been furnished with the Company's Form 20-F for the year ended December 31, 2000 as filed with the United States Securities and Exchange Commission (the "COMMISSION") together with all subsequently furnished forms 6-K and other publicly available filings made with the Commission (hereinafter collectively referred to as the "REPORTS").

      (b) Information on Subscriber. The Subscriber is an "accredited investor", as such term is defined in Regulation D promulgated by the Commission under the United States Securities Act of 1933, as amended (the "1933 Act"), is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. The Subscriber has the authority and is duly and legally qualified to purchase and own the Securities. The Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof. The information set forth on the signature page hereto regarding the Subscriber is accurate. The Subscriber qualifies as an "accredited investor" pursuant to Rule 45-501 (Exempt Distributions) of the Ontario Securities Commission (the "OSC") promulgated under the


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

            Securities Act of Ontario ("RULE 45-501") as evidenced by the Accredited Investor Certificate attached hereto as Schedule 1(b) completed and signed by the Subscriber.

      (c) The Subscriber is acquiring the Securities as principal for its own account for investment purposes and not with a view to resale or distribution.

      (d) Compliance with Securities Laws. The Subscriber understands and agrees that (A) the Securities have not been registered under the 1933 Act, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of Subscriber contained herein), and that such Securities must be held unless a subsequent disposition is registered under the 1933 Act or is exempt from such registration, (B) pursuant to the securities laws in the province of Ontario, Canada in which the Subscriber is a resident or otherwise subject, the Subscriber may be required to file a report with the applicable securities commission in the required form within 10 days of each disposition of all or any of the Securities is such disposition occurs before the expiry of any restricted period as prescribed by Ontario securities law and, if so required, the Subscriber undertakes to file the required report or to provide particulars of such resale to permit the Company to file such report on the Subscriber's behalf and (C) the Subscriber shall complete, sign and return to the Company the Questionnaire and Undertaking Form attached as EXHIBIT C hereto and required by The Toronto Stock Exchange (the "TSE") on or before Closing as hereinafter defined.

      (e) Company Shares Legend. The Subscriber acknowledges that certificates representing the Company Shares and the Warrant Shares, shall bear the following legend:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ADB SYSTEMS INTERNATIONAL INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

      (f) Warrants Legend. The Subscriber acknowledges that the Warrant Certificate shall bear the following legend:

                  "THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ADB SYSTEMS

                  INTERNATIONAL INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

      (g) Canadian Shares and Warrants Legend. The Subscriber acknowledges that certificates representing the Company Shares and the Warrants, and the Warrant Shares purchased upon exercise of the Warrants prior to August o 2002, will contain the following legend required pursuant to Multilateral Instrument 45-102 (Resale of Securities) of the Canadian Securities Administrators adopted as a Rule by the OSC ("MI 45-102"), and the Subscriber agrees to comply with the terms of such legend:

                  "UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE AUGUST 26, 2002."

      (h) Subscriber not a U.S. Resident. The Subscriber is not a U.S. Person (as defined in Rule 902(o) of Regulation S promulgated by the Commission, (which definition includes, but is not limited to, any natural person resident in the United States, any corporation or partnership incorporated or organized under the laws of the United States, or any estate or trust of which any executor, administrator or trustee is a U.S. Person or any partnership or corporation organized under the laws of a foreign jurisdiction and formed by a U.S. Person principally for the purpose of investing in securities not registered under the 1933 Act)), is not purchasing the Securities for the account or benefit of any U.S. Person or for offering, resale or delivery for the account or benefit of any U.S. Person or for the account of any person in any jurisdiction other than the jurisdiction set out in the name and address of the Subscriber on the signature page of this Subscription Agreement, was not offered the Securities in the United States and was outside the United States at the time of execution and delivery of this Subscription Agreement.

      (i) Communication of Offer. The offer to sell the Securities was directly communicated to the Subscriber. At no time was the Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of "general advertising" or "general solicitation" as those terms are used in Rule 501 promulgated under the 1933 Act or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

      (j) The Subscriber is a limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and it has the requisite power and authority to enter into and perform this Agreement. This Agreement has been duly authorized, executed and delivered by the Subscriber and constitutes the valid and binding agreement of the Subscriber, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity and except that the indemnification provisions herein may be void as against public policy.

      (k) The Subscriber is neither a broker-dealer registered with the Commission nor an affiliate of a broker-dealer registered with the Commission.

      (l) Correctness of Representations. The Subscriber represents that the foregoing representations and warranties are true and correct as of the date hereof and, unless the Subscriber otherwise notifies the Company prior to the Closing Date (as hereinafter defined), shall be true and correct as of the Closing Date. The foregoing representations and warranties shall survive the Closing Date for a period of three years.

2. Company Representations and Warranties. The Company represents and warrants to and agrees with the Subscriber that:

      (a) Due Incorporation. The Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the respective jurisdictions of their incorporation and have the requisite corporate power to own their properties and to carry on their business as now being conducted. The Company and each of its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a material adverse effect. "Material Adverse Effect" shall mean any effect on the business, operations, properties, prospects, or financial condition of the Company that is material and adverse to the Company and its subsidiaries and affiliates, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise interfere with the ability of the Company to enter into and perform its obligations under this Agreement or the Warrant Certificate, in any material respect (the "MATERIAL ADVERSE EFFECT").

      (b) Outstanding Stock. All issued and outstanding shares of capital stock of the Company and each of its subsidiaries has been duly authorized and validly issued and are fully paid and non-assessable.

      (c) Authority; Enforceability. This Agreement, the Warrant and other agreements delivered together with this Agreement or in connection herewith have been duly authorized, executed and delivered by the Company and are valid and binding agreements enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity and except that the indemnification provisions herein may be void as against public policy and that either party's rights to seek specific performance may be limited by applicable law; and the Company has full corporate power and authority necessary to enter into this Agreement and such other agreements and to perform its obligations hereunder and under all other agreements entered into by the Company relating hereto.

      (d) Additional Issuances. Except as publicly disclosed, there are no outstanding agreements or preemptive or similar rights affecting the Company's common stock or equity and no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of any shares of common stock or equity of the Company or other equity interest in any of the subsidiaries of the Company except as described in the Reports or otherwise publicly disclosed.

      (e) Consents. No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, or any of its affiliates, the National Association of Securities Dealers, Inc. ("NASD"), NASDAQ, the TSE or the Company's shareholders is required for execution of this Agreement excepting only the consent of the TSE, which will be obtained prior to Closing, and all other agreements entered into by the Company relating thereto, including, without limitation the issuance and sale of the Securities, and the performance of the Company's obligations hereunder and under all such all such other agreements.

      (f) No Violation or Conflict. Assuming the representations and warranties of the Subscriber in Paragraph 1 are true and correct and the Subscriber complies with its obligations under this Agreement, neither the issuance and sale of the Securities nor the performance of the Company's obligations under this Agreement and all other agreements entered into by the Company relating thereto by the Company will:

            (i) violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the certificate and articles of incorporation, charter or bylaws of the Company, (B) to the Company's knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or any of its subsidiaries or over the properties or assets of the Company or any of its subsidiaries, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company or any of its subsidiaries is a party, by which the Company or any of its subsidiaries is bound, or to which any of the properties of the Company or any of its subsidiaries is subject, or (D) the terms of any "lock-up" or similar provision of any underwriting or similar agreement to which the Company, or any of its subsidiaries is a party except the violation, conflict, breach, or default of which would not reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries taken as a whole; or

            (ii) result in the creation or imposition of any lien, charge or encumbrance upon the Securities or any of the assets of the Company or any of its subsidiaries.

      (g)   The Securities. The Securities upon issuance:

            (i) are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject to restrictions upon transfer under the 1933 Act and State laws or applicable Canadian securities laws or the requirements of the TSE;

            (ii) have been, or will be, duly and validly authorized and on the date of issuance and on the Closing Date, as hereinafter defined, and the date the Warrants are duly exercised, the Securities will be duly and validly issued, fully paid and nonassessable (and if registered pursuant to the 1933 Act, and resold pursuant to an effective registration statement to a purchaser who is not an affiliate of the Company will be free trading and unrestricted in the United States, provided that the Subscriber complies with the Prospectus delivery requirements);

            (iii) will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company; and

            (iv) will not subject the holders thereof to personal liability by reason of being such holders.

      (h)   Resale of the Securities in Canada will be unrestricted provided:

            (i)   four months have elapsed from the Closing Date;

            (ii) certificates representing the Company Shares, the Warrants, and the Warrant Shares purchased upon exercise of the Warrants prior to August o 2002, were issued with a legend stating the prescribed restricted period in accordance with section 2.5 of MI 45-102;

            (iii) such trade is not a "control distribution" as defined in MI
                  45-102; and

            (iv) no unusual effort is made to prepare the market or to create a demand for the Securities; and

            (v) no extraordinary commission or consideration is paid to a person or company in respect of such trade.

      (i) Litigation. There is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its subsidiaries that would affect the execution by the Company or the performance by the Company of its obligations under this Agreement, and all other agreements entered into by the Company relating hereto. Except as disclosed in the Reports or otherwise publicly disclosed, there is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its subsidiaries which litigation if adversely determined is reasonably likely to have a Material Adverse Effect.

      (j) Reporting Company. The Company is a publicly-held company subject to reporting obligations of Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 ACT") and has a class of common shares registered pursuant to Section 12(g) of the 1934 Act. The Company's common shares are listed for trading on the Nasdaq National Market System ("NMS"). Pursuant to the provisions of the 1934 Act, the Company has timely filed all reports and other materials required to be filed thereunder with the Commission during the preceding twelve months. The Company is now and has been a reporting issuer under the Securities Act of Ontario for the four months immediately preceding the date hereof and is not in default thereunder and it is a "qualifying issuer" as defined in MI 45-102 as of the Closing Date.

      (k) No Market Manipulation. The Company has not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the common shares of the Company to facilitate the sale or resale of the Securities or affect the price at which the Securities may be issued or resold.

      (l) Information Concerning Company. As of the date of their filing, the Reports contain all material information relating to the Company and its operations and financial condition is required to be disclosed therein. Since the date of the financial statements included in the Reports, and except as publicly disclosed, there has been no material adverse change in the Company's business, financial condition or affairs of the Company and its subsidiaries taken as a whole not disclosed in the Reports. As of their date of filing, the Reports did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made not misleading. The Company represents and warrants that the Company has not provided to the Subscriber any information that constitutes a material change (as defined in the Securities Act of Ontario) with respect to the Company that has not been generally disclosed.

      (m) Stop Transfer. The Securities are restricted securities as of the date of this Agreement. The Company will not issue any stop transfer order or other order impeding the sale, resale or delivery of the Securities, except as may be required by United States federal or state securities laws or Canadian provincial securities laws.

      (n) Defaults. Neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation or ByLaws. Neither the Company nor any of its subsidiaries is (i) in default under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would reasonably be likely to have a Material Adverse Effect, (ii) in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters, or (iii) to its knowledge in violation of any statute, rule or regulation of any governmental authority which default or violation would be reasonably likely to have a Material Adverse Effect.

      (o) No Integrated Offering. Neither the Company, nor any of its subsidiaries, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offer of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the NMS, or the TSE nor will the Company or any of its subsidiaries take any action or steps that would cause the offer of the Securities to be integrated with other offerings. The Company has not conducted and will not conduct any offering other than the transactions contemplated hereby that will be integrated with the offer or issuance of the Securities.

      (p) No General Solicitation. Neither the Company, nor any of its subsidiaries, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

      (q) Listing. The Company's common shares are quoted on, and listed for trading on the NMS and the TSE. Except as (i) disclosed in Schedule 2(p) of the Company Disclosure Schedule which does not contain any material change or material fact (as defined in the Securities Act of Ontario) with respect to the Company, or (ii) as publicly disclosed, the Company has not received any oral or written notice that its common stock will be delisted from the NMS or the TSE or that the Company's common shares do not meet all requirements for the continuation of such listing.

      (r) No Undisclosed Liabilities. The Company has no liabilities or obligations which are material, individually or in the aggregate, which are not disclosed in the Reports or otherwise publicly disclosed, other than those incurred in the ordinary course of the Company's businesses since

            December 31, 2000 and which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

      (s) No Undisclosed Events or Circumstances. Since December 31, 2000, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the Reports.

      (t) Capitalization. The authorized and outstanding capital stock of the Company as of the date of this Agreement and the Closing Date are set forth on Schedule 2(s) of the Company Disclosure Schedule hereto.

      (u) F-3 Eligibility. The Company currently meets, and will take all necessary action to continue to meet, the "registrant requirements" set forth in the general instruction 1A to Form F-3.

      (v) Correctness of Representations. The Company represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects, will be true and correct as of the Closing Date in all material respects, and, unless the Company otherwise notifies the Subscriber prior to the Closing Date, shall be true and correct in all material respects as of the Closing Date. The foregoing representations and warranties shall survive the Closing Date for a period of three years.

3. Exempt Offering. This Offering is being made pursuant to the exemption from the prospectus and registration requirements of the Securities Act of 1933 and the Securities Act of Ontario, as amended, afforded respectively by Rule 506 of Regulation D and Rule 45-501. On the Closing Date, the Company will provide an opinion reasonably acceptable to Subscriber and the Subscriber's counsel from the Company's legal counsel opining on the availability of such exemptions as they relate to the offer and issuance of the Securities and applicable resale restrictions. A form of the legal opinion is annexed hereto as EXHIBIT B. The Company will provide, at the Company's expense, such other legal opinions in the future as are reasonably necessary for the exercise of the Warrants.

4.    Reissuance of Securities.

      (a) The Company agrees to reissue certificates representing the Securities without the legends set forth in Sections 1(e) and 1(f) above at such time as (a) the holder thereof is permitted to and disposes of such Securities pursuant to Rule 144(d) and/or Rule 144(k) under the 1933 Act in the opinion of counsel reasonably satisfactory to the Company, provided that the disposition is to a person or entity who is not an affiliate of the Company, or (b) assuming compliance by the seller with the prospectus delivery requirements of the 1933 Act, upon resale subject to an effective registration statement after the Securities are registered under the 1933 Act, provided that the disposition is to a person or entity who is not an affiliate of the Company. The Company agrees to reissue certificates representing the Securities without the legend set forth in Section 1(g) after the expiry of the restricted period set out in the legend on the certificates representing the Securities.

      (b) The Company agrees to cooperate with the Subscriber in connection with all resales pursuant to Rule 144(d) and Rule 144(k) and upon compliance with Rule 45-501 and MI 45-102 and provide legal opinions necessary to allow such resales provided the Company and its counsel receive reasonably requested written representations from the Subscriber and selling broker which are in form and substance reasonably satisfactory to the Company and its counsel, if reasonably appropriate.

      (c) Provided (i) the Subscriber has complied with all applicable securities laws in connection with offer and sale of the Securities so as to enable the purchaser to receive freely trading stock, (ii) the purchaser of the Securities is not an affiliate of the Company, and (iii) the Subscriber has provided to the Company certifications, representation letters and other instruments reasonably required by the Company, if any, if the Company fails to remove any legend as required by this Section 4 (a "LEGEND REMOVAL FAILURE"), then beginning on the tenth (10th) day following the date that the Subscriber has requested the removal of the legend and delivered all items reasonably required by the Company to be delivered by the Subscriber, the Company continues to fail to remove such legend, the Company shall pay to each Subscriber or assignee holding shares subject to a Legend Removal Failure an amount equal to one percent (1%) of the Purchase Price of the shares subject to a Legend Removal Failure per day that such failure continues. If during any twelve
            (12) month period, the Company fails to remove any legend as required by this Section 4 for an aggregate of thirty (30) days, each Subscriber or assignee holding Securities subject to a Legend Removal Failure may, at its option, require the Company to purchase all or any portion of the Securities subject to a Legend Removal Failure held by such Subscriber or assignee at a price per share equal to 120% of the applicable Purchase Price.

5.    Fees.

      (a) The Company shall pay to Grushko & Mittman, P.C., U.S. counsel to the Subscriber, its fees of $15,000 (the "ESCROW AGENT FEE") for services rendered to Subscriber in connection with this Agreement for the Offering and acting as escrow agent for the Offering. The Escrow Agent Fee must be paid out of funds held pursuant to an Escrow Agreement to be entered into by the Company, Subscriber and Grushko & Mittman, P.C., as escrow agent (the "ESCROW AGENT AGREEMENT").

      (b) In consideration for agreeing to conduct due diligence on the Company and to review the Reports, the Company will pay due diligence fees (the "DUE DILIGENCE FEES") as follows:

            (i) to YMP Consultants Inc. (the "CONSULTANT") a due diligence payment equal to three percent (3%) of the Purchase Price (the "FEE PAYMENT"), which must be paid on the Closing Date and payable out of funds held pursuant to the Escrow Agent Agreement, and

            (ii) to Stonestreet Corporation (the "GENERAL PARTNER") warrants to purchase 50,000 shares of the Company's common shares, each warrant entitling the holder to purchase one common share of the Company at $0.35 per share on or before April 25, 2005 (the "FEE WARRANTS").

      (c) The Fee Warrants shall be evidenced in a certificate (the "FEE WARRANT CERTIFICATE") in the form of Exhibit A, and shall be issued and delivered to the General Partner on the Closing Date. The General Partner agrees that the legending requirements set out in Sections 1(e), (f) and (g) herein also apply to the Fee Warrant Certificate.

      (d) The General Partner hereby represents that it is an "accredited investor" pursuant to Rule 45-501 as evidenced by the Accredited Investor Certificate attached hereto as Schedule 1(b) completed and signed by the General Partner, and is acquiring the Fee Warrants as principal for its own account for investment purposes and not with a view to resale or distribution.

      (e) All the representations, covenants, warranties, undertakings, remedies, liquidated damages, indemnification, and other rights including but not limited to registration rights made or granted to or for the benefit of the Subscriber are hereby also made and granted to the assignees of the Warrants and the Warrant Shares, and to the General Partner and its successors and assigns in respect to the Fee Warrants and common shares issuable upon exercise of the Fee Warrants (the "FEE WARRANT SHARES").

      (f) The Company on the one hand, and the Subscriber on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any persons claiming brokerage commissions or Due Diligence Fees other than the General Partner on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby and arising out of such party's actions. The Company and the Subscriber each represents that, to its knowledge, there are no parties entitled to receive commissions or similar payments in connection with the Offering.

6. Covenants of the Company. The Company covenants and agrees with the Subscriber as follows:

      (a) The Company will advise the Subscriber, promptly after it receives notice of issuance by the Commission, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

      (b) The Company shall promptly secure the listing of the Company Shares, and common shares stock issuable upon the exercise of the Warrants upon each national securities exchange, or automated quotation system, if any, upon which shares of common share stock are then listed (subject to official notice of issuance). The Company will use all reasonable commercial efforts to maintain the listing of its Common Stock on the NMS and the TSE (each a "PRINCIPAL MARKET"), and will comply in all respects with the Company's reporting, filing and other obligations, if any, under the bylaws or rules of the TSE and, for so long as the Company's common shares are traded on the NMS, of the National Association of Securities Dealers ("NASD") and such exchanges, as applicable. The Company will provide the Subscriber copies of all notices it receives notifying the Company of the threatened and actual delisting of the Company's common shares stock from any Principal Market.

      (c) The Company shall notify the Commission, NASD, the Principal Market and applicable state, United States and Canadian provincial authorities, in accordance with their requirements, if any, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Subscriber and promptly provide copies thereof to Subscriber, including without limitation, to complete and OSC Form 45-501F1 and Form 45-102F2 and to file such forms with the OSC within 10 days of the Closing together with all applicable filing fees to be paid by the Company.

      (d) From the Closing Date and until at least two (2) years after the effectiveness of the Registration Statement on Form F-3 or such other Registration Statement described in Section

            8 hereof, the Company will (i) cause its common stock to continue to be registered under Section 12(g) of the 1934 Act, (ii) comply in all respects with its reporting and filing obligations under the 1934 Act, (iii) comply with all reporting requirements that is applicable to an issuer with a class of Shares registered pursuant to Section 12(g) of the 1934 Act, and (iv) comply with all requirements related to any registration statement filed pursuant to this Agreement. The Company will use its best efforts not to take any action or file any document (whether or not permitted by the 1933 Act or the 1934 Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Acts until the later of two (2) years after the actual effective date of the Registration Statement on Form F-3 or such other Registration Statement described in
            Section 8 hereof. Until the later of the resale of the Company Shares by the Subscriber or at least two (2) years after the Warrants have been exercised, the Company will use its best efforts to continue the listing of the common stock on the NMS and TSE and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the NMS and the TSE.

      (e) The Company undertakes to use the proceeds of the Subscriber's funds for the purposes set forth on SCHEDULE 6(E) hereto.

      (f) The Company undertakes to reserve, on behalf of each holder of a Warrant, from its authorized but unissued common shares, at all times that Warrants remain outstanding, one common share for each common share issuable upon exercise of the Warrants.

7.    Covenants of the Company and Subscriber Regarding Indemnification.

      (a) From and after the Closing Date, the Company agrees to indemnify, hold harmless, reimburse and defend Subscriber, the General Partner, the limited partners of the Subscriber, the officers, directors, agents, affiliates, control persons and principal shareholders of the Subscriber, the General Partner and limited partners of the Subscriber, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon Subscriber or any such person which results, arises out of or is based upon (i) any misrepresentation by Company or breach of any warranty by Company in this Agreement or in any Exhibits or Schedules attached hereto, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by the Company of any covenant or undertaking to be performed by the Company hereunder, or any other agreement entered into by the Company and Subscribers relating hereto.

      (b) From and after the Closing Date, Subscriber agrees to indemnify, hold harmless, reimburse and defend the Company and each of the Company's officers, directors, agents, affiliates, control persons against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Company or any such person which results, arises out of or is based upon (i) any material misrepresentation by Subscriber in this Agreement or in any Exhibits or Schedules attached hereto, or other agreement delivered pursuant hereto; or
            (ii) after any applicable notice and/or cure periods, any breach or default in performance by Subscriber of any covenant or undertaking to be performed by Subscriber hereunder, or any other agreement entered into by the Company and Subscribers relating hereto.

      (c) The procedures set forth in Section 8.6 shall apply to the indemnifications set forth in Sections 7(a) and 7(b) above.

8.1. Registration Rights. The Company hereby grants the following registration rights to holders of the Securities.

      (i) On one occasion, for a period commencing 121 days after the Closing Date, but not later than three years after the Closing Date ("REQUEST DATE"), the Company, upon a written request therefor from any record holder or holders of more than 50% of the Company Shares then outstanding (the Company Shares and the Warrant Shares are referred to collectively the "REGISTRABLE SECURITIES"), shall prepare and file with the Commission a registration statement under the 1933 Act covering the Registrable Securities which are the subject of such request, unless such Registrable Securities are the subject of an effective registration statement or included for registration in a pending registration statement. In addition, upon the receipt of such request, the Company shall promptly give written notice to all other record holders of the Registrable Securities that such registration statement is to be filed and shall include in such registration statement Registrable Securities for which it has received written requests within 10 days after the Company gives such written notice. Such other requesting record holders shall be deemed to have exercised their demand registration right under this Section 8.1(i). As a condition precedent to the inclusion of Registrable Securities, the holder thereof shall provide the Company with such information as the Company reasonably requests. The obligation of the Company under this Section 8.1(i) shall be limited to one registration statement.

      (ii) If the Company at any time proposes to register any of its securities under the 1933 Act for sale to the public, whether for its own account or for the account of other security holders or both, except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Registrable Securities for sale to the public, provided the Registrable Securities are not otherwise registered for resale by the Subscriber or Holder pursuant to an effective registration statement, each such time it will give at least 25 days' prior written notice to the record holder of the Registrable Securities of its intention so to do. Upon the written request of the holder, received by the Company within 15 days after the giving of any such notice by the Company, to register any of the Registrable Securities, the Company will cause such Registrable Securities as to which registration shall have been so requested to be included with the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent required to permit the sale or other disposition of the Registrable Securities so registered by the holder of such Registrable Securities (the "SELLER"). In the event that any registration pursuant to this
Section 8.1(ii) shall be, in whole or in part, an underwritten public offering of common stock of the Company, the number of shares of Registrable Securities to be included in such an underwriting may be reduced by the managing underwriter if and to the extent that the Company and the underwriter shall reasonably be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein; provided, however, that the Company shall notify the Seller in writing of any such reduction. Notwithstanding the foregoing provisions, or Section 8.4 hereof, the Company may withdraw or delay or suffer a delay of any registration statement referred to in this Section 8.1(ii) without thereby incurring any liability to the Seller.

      (iii) Reserved.

      (iv) The Company shall file with the Commission not later than sixty (60) days after the Closing Date (the "FILING DATE"), and use its reasonable commercial efforts to cause to be declared effective within one hundred and twenty (120) days after the Closing Date, a Form F-3 registration statement (or such other form that it is eligible to use) in order to register the Registrable Securities for resale and distribution under the 1933 Act. The registration statement described in this paragraph must be declared effective by the Commission not later than one hundred and twenty (120) days after the Closing Date ("EFFECTIVE DATE"). The Company will register not less than a number of common shares in the aforedescribed registration statement that is equal to the number of Company Shares and one common share for each of the common shares issuable upon exercise of the Warrants. The Registrable Securities shall be reserved and set aside exclusively for the benefit of the Subscriber, and not issued, employed or reserved for anyone other than the Subscriber, the General Partner or its successors and assigns. Such registration statement will immediately be amended or additional registration statements will be immediately filed by the Company as necessary to register additional Company Shares to allow the public resale of all Common Stock included in and issuable by virtue of the Registrable Securities. No securities of the Company other than the Registrable Securities will be included in the registration statement described in this Section 8.1(iv) except as described on SCHEDULE 8.1 or in any other registration prior to 120 days after the Closing Date, without the written consent of the Subscriber, which consent will not be unreasonably withheld.

      8.2. Registration Procedures. If and whenever the Company is required by the provisions hereof to effect the registration of any shares of Registrable Securities under the 1933 Act, the Company will, as expeditiously as possible:

      (a) prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as herein provided), and promptly provide to the Sellers copies of all filings and Commission letters of comment;

      (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the latest of: (i) until six months after all the Company Shares are eligible for resale pursuant to Rule 144(k) of the 1933 Act; or (ii) until such registration statement has been effective for a period of not less than 365 days, and comply with the provisions of the 1933 Act with respect to the disposition of all of the Registrable Securities covered by such registration statement in accordance with the Seller's intended method of disposition set forth in such registration statement for such period; provided, however, that notwithstanding anything to the contrary herein contained, the Company shall have no obligation to keep any such registration statement effective after all of the Company Shares and the shares of Common Stock issuable upon exercise of the Warrants have been disposed of by the Subscriber to a transferee in whose possession the Company Shares are not subject to any restrictions on transfer;

      (c) furnish to the Seller, such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or their disposition of the securities covered by such registration statement;

      (d) use its best efforts to register or qualify the Seller's Registrable Securities covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the Seller, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

      (e) list the Registrable Securities covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed;

      (f) immediately notify the Seller when a prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

      (g) make available for inspection by the Seller, and any attorney, accountant or other agent retained by the Seller or underwriter, all publicly available, non-confidential financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all publicly available, non-confidential information reasonably requested by the seller, attorney, accountant or agent in connection with such registration statement.

8.3. Provision of Documents. At the request of the Seller, provided a demand for registration has been made pursuant to Section 8.1(i) or a request for registration has been made pursuant to Section 8.1(ii), the Registrable Securities will be included in a registration statement filed pursuant to this
Section 8. In connection with each registration hereunder, the Seller will furnish to the Company in writing such information and representation letters with respect to itself and the proposed distribution by it as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws. In connection with each registration pursuant to Section 8.1(i) or 8.1(ii) covering an underwritten public offering, the Company and the Seller agree to enter into a written agreement with the managing underwriter in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature. In connection with any sales by the Subscriber pursuant to a registration statement filed pursuant to this Agreement, the Subscriber agrees to comply with the prospectus delivery requirements of the 1933 Act. The Subscriber further agrees to refrain from selling Securities pursuant to any registration statement filed pursuant to this Agreement in the event that the Company has notified it that the prospectus included in such registration statement needs to be updated to reflect events not described therein or is inaccurate in any way.

8.4. Non-Registration Events. The Company and the Subscriber agree that the Seller will suffer damages if any registration statement required under Section 8.1(i) or 8.1(ii) above is not filed within 30 days after written request by the Holder and not declared effective by the Commission within 90 days after such request [or the Filing Date and Effective Date, respectively, in reference to the Registration Statement on Form F-3 or such other form described in Section 8.1(iv)], and maintained in the manner and within the time periods contemplated by Section 8 hereof, and it would not be feasible to ascertain the extent of such damages with precision. Accordingly, if (i) the Registration Statement described in Sections 8.1(i) or 8.1(ii) is not filed within 30 days of such written request, or is not declared effective by the Commission on or prior to the date that is 90 days after such request, or (ii) the registration statement on Form F-3 or such other form described in Section 8.1(iv) is not filed on or before the Filing Date or not declared effective on or before the sooner of the Effective Date, or within five business days of receipt by the Company of a written or oral communication from the Commission that the registration statement described in Section 8.1(iv) will not be reviewed, or (iii) any registration statement described in Sections 8.1(i), 8.1(ii) or 8.1(iv) is filed and declared effective but shall thereafter cease to be effective (without being succeeded immediately by an additional registration statement filed and declared effective) for a period of time which shall exceed 30 days in the aggregate per year but not more than 20 consecutive calendar days (defined as a period of 365 days commencing on the date the Registration Statement is declared effective) (each such event referred to in clauses (i), (ii) and (iii) of this Section 8.4 is referred to herein as a "Non-Registration Event"), then, for so long as such Non-Registration Event shall continue, the Company shall pay in cash as Liquidated Damages to each holder of any Registrable Securities an amount equal to one (1%) percent for the first thirty (30) days or part thereof and two (2%) percent per month for each month or part thereof thereafter during the pendency of such Non-Registration Event (subject to any maximum imposed by the TSE), of the Purchase Price of the Registrable Securities owned of record by such holder as of or subsequent to the occurrence of such Non-Registration Event. Payments to be made pursuant to this Section 8.4 shall be due and payable within ten (10) business days after demand in immediately available funds.

8.5. Expenses. All expenses incurred by the Company in complying with Section 8, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, and costs of insurance are called "Registration Expenses". All underwriting discounts and selling commissions applicable to the sale of Registrable Securities, including any fees and disbursements of any special counsel to the Seller, are called "Selling Expenses". The Seller shall pay the fees of its own additional counsel, if any. The Company will pay all Registration Expenses in connection with the registration statement under
Section 8. All Selling Expenses in connection with each registration statement under Section 8 shall be borne by the Seller and may be apportioned among the Sellers in proportion to the number of shares sold by the Seller relative to the number of shares sold under such registration statement or as all Sellers thereunder may agree.

8.6.  Indemnification and Contribution.

      (a) In the event of a registration of any Registrable Securities under the 1933 Act pursuant to Section 8, the Company will indemnify and hold harmless the Seller, each general partner and limited partner of the Seller, each officer of the Seller, each director of the Seller, each officer and director of a general partner or limited partner of the Seller, each underwriter of such Registrable Securities thereunder and each other person, if any, who controls such Seller or underwriter within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which the Seller, or such underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered under the 1933 Act pursuant to Section 8, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made, and will subject to the provisions of Section 8.1(c) reimburse the Seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to the Seller to the extent that any such damages arise out of or are based upon an untrue statement or omission made in any preliminary prospectus if
(i) the Seller failed to send or deliver a copy of the final prospectus delivered by the Company to the Seller with or prior to the delivery of written confirmation of the sale by the Seller to the person asserting the claim from which such damages arise, (ii) the final prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission, or (iii) to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such Seller, or any such controlling person in writing specifically for use in such registration statement or prospectus.

      (b) In the event of a registration of any of the Registrable Securities under the 1933 Act pursuant to Section 8, the Seller will indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of the 1933 Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the 1933 Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered under the 1933 Act pursuant to Section 8, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such Seller, as such, furnished in writing to the Company by such Seller specifically for use in such registration statement or prospectus, and provided, further, however, that the liability of the Seller hereunder shall be limited to the gross proceeds received by the Seller from the sale of Registrable Securities covered by such registration statement.

      (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, claim or proceeding, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this
Section 8.6(c) and shall only relieve it from any liability which it may have to such indemnified party under this Section 8.6(c), except and only if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 8.6(c) for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there are reasonable defenses available to it which conflict with different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified parties shall have the right to select one separate counsel reasonably satisfactory to the indemnifying party and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

      (d) In order to provide for just and equitable contribution in the event of joint liability under the 1933 Act in any case in which either (i) the Seller, or any controlling person of the Seller, makes a claim for indemnification pursuant to this Section 8.6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 8.6 provides for indemnification in such case, or (ii) contribution under the 1933 Act may be required on the part of the Seller or controlling person of the Seller in circumstances for which indemnification is provided under this Section 8.6; then, and in each such case, the Company and the Seller will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Seller is responsible only for the portion represented by the percentage that the public offering price of its securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, provided, however, that, in any such case, (y) the Seller will not be required to contribute any amount in excess of the public offering price of all such securities offered by it pursuant to such registration statement; and (z) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the 1933
Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

8.7.  Delivery of Unlegended Shares.

      (a) Within three (3) business days (such third business day, the "DELIVERY DATE") after the business day on which the Company has received a notice that Company Shares have been sold to a person or entity who is not an affiliate of the Company pursuant to an effective registration statement and in compliance with the prospectus delivery requirements of the 1933 Act (such notice to be in a form reasonably satisfactory to the Company and made by facsimile or other delivery or at any time commencing 121 days after the Closing Date after the Company has received notice that the Company Shares have been sold and the original Company Share certificate, together with such other instruments as the Company may reasonably request, the Company at its expense,
(i) shall deliver, and shall cause legal counsel selected by the Company to deliver, to its transfer agent (with copies to Subscriber) an appropriate instruction and shall cause legal counsel selected by the Company to deliver to such transfer agent (with copies to the Subscriber) an opinion of such counsel, for the delivery of unlegended Company Shares issuable pursuant to any effective and current registration statement described in Section 8 of this Agreement (the "Unlegended Shares"); and (ii) transmit the certificates representing the Unlegended Shares, with a certificate representing the balance of the unsold Company Shares to the Subscriber at the address specified in the notice of sale, via express courier, by electronic transfer or otherwise.

      (b) In lieu of delivering physical certificates representing the Unlegended Shares, if the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of the Subscriber and its compliance with the provisions contained in this paragraph, so long as the certificates therefore do not bear a legend and the Subscriber is not obligated to return such certificate for the placement of a legend thereon, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Unlegended Shares by crediting the account of Subscriber's prime Broker with DTC through its Deposit Withdrawal Agent Commission system.

      (c) The Company understands that a delay in the delivery of the Unlegended Shares pursuant to Section 8 hereof beyond the Delivery Date could result in economic loss to the Subscriber. As compensation to the Subscriber for such loss, the Company agrees to pay late payments to the Subscriber for late delivery of Unlegended Shares in the amount of $100 per business day after the Delivery Date for each $10,000 of Purchase Price of the Company Shares delivered to the Company for reissuance as Unlegended Shares. The Company shall pay any payments incurred under this Section in immediately available funds upon demand.

      (d) In addition to any other rights available to the Subscriber, if the Company fails to deliver to the Subscriber Unlegended Shares within ten (10) calendar days after the Delivery Date and the Subscriber purchases (in an open market transaction or otherwise) common shares to deliver in satisfaction of a sale by such Subscriber of the Company Shares which the Subscriber anticipated receiving from the Company (a "Buy-In"), then the Company shall pay in cash to the Subscriber (in addition to any remedies available to or elected by the Subscriber) the amount by which (A) the Subscriber's total purchase price (including brokerage commissions, if any) for the common shares so purchased exceeds (B) the aggregate Purchase Price of the Company Shares delivered to the Company for reissuance as Unlegended Shares, together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if the Subscriber purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to $10,000 of Purchase Price of Company Shares delivered to the Company for reissuance as Unlegended Shares, the Company shall be required to pay the Subscriber $1,000, plus interest. The Subscriber shall provide the Company written notice indicating the amounts payable to the Subscriber in respect of the Buy-In.

9. Offering Restrictions. Except as (i) disclosed in the Reports or otherwise publicly disclosed, and except for (ii) stock or stock options granted to employees or directors of the Company pursuant to a plan which has been approved by the shareholders of the Company and issuances of stock pursuant to such stock options, (iii) stock issued upon the exercise of options or warrants which are outstanding as of the date of this Agreement (these exceptions hereinafter referred to as the "EXCEPTED ISSUANCES"), the Company will not, without the consent of the Subscriber (which consent shall not be unreasonably withheld or delayed), issue any equity, convertible debt or other securities convertible into common shares until the registration statement described in Section 8.1(iv) hereof has been effective without interruption for ninety (90) days.

10.   Miscellaneous.

      (a) Notices. All notices or other communications given or made hereunder shall be in writing and shall be personally delivered or deemed delivered the first business day after being telecopied (provided that a copy is delivered by first class mail) to the party to receive the same at its address set forth below or to such other address as either party shall hereafter give to the other by notice duly made under this Section: (i) if to the Company, to ADB Systems International Inc., 6725 Airport Road, Suite 201, Mississauga, Ontario, Canada L4V 1V2, Attn: John Mackie, Esq., telecopier number (905) 672-7514, with a copy to Gowling Lafleur Henderson, Suite 5800, Scotia Plaza, 40 King Street West, Toronto, Ontario, M5H 3Z7, Attn: Neil Steenberg, telecopier number (416) 863-3540, and a copy to Steven S. Pretsfelder, Brown Raysman Millstein Felder & Steiner, LLP, 900 Third Avenue, New York, New York 10022, telecopier number
(212) 895-2900, and (ii) if to the Subscriber, to the name, address and telecopy number set forth on the signature page hereto, with a copy by telecopier to Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176, telecopier number: (212) 697-3575.

      (b)   Closing.

            (i) The consummation of the transactions contemplated herein shall take place at the offices of Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176, on the day this Agreement is executed by both parties (or such other date as they may agree) upon the satisfaction of all conditions to Closing set forth in this Agreement. The closing date shall be deemed to be April 25, 2001 notwithstanding the date that subscriber funds representing the net amount due the Company from the Purchase Price of the Offering is transmitted by wire transfer or certified check to the Company (the "CLOSING DATE").

            (ii) Conditions to Closing. The following are conditions to the Subscriber's obligation to purchase the Company Shares and the Warrants, which conditions must be fulfilled at or prior to the Closing Date and which conditions are for the sole benefit of the Subscriber and may be waived in writing in whole or in part by the Subscriber:

                  (A) the board of directors of the Company shall have approved the issuance of the Securities and the Fee Warrants and all matters relating thereto;

                  (B) the TSE shall have accepted notice of the issuance of the Securities and the Fee Warrants and shall have conditionally approved the listing of the Company Shares, the Warrant Shares and the Fee Warrant Shares on such exchange subject to the fulfillment by the Company of certain conditions; and

                  (C)   the Company's representations and warranties stated in
                        Section 2 herein are true as of the Closing Date.

      (c) Company's Costs in General. In addition to any fees payable by the Company referred to elsewhere in this Agreement, the Company shall be solely responsible for all fees, costs and expenses incurred by the Company with respect to this Offering, including and not limited to, the Company's legal fees for its U.S. and Canadian counsel, accountants' fees, filing fees, listing fees and application fees.

      (d) Entire Agreement; Assignment. This Agreement represents the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties. No right or obligation of either party shall be assigned by that party without prior notice to and the written consent of the other party.

      (e) Execution. This Agreement may be executed by facsimile transmission, and in counterparts, each of which will be deemed an original.

      (f) Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts located in the State of New York, City of New York or in the federal courts located in the City of New York, State of New York. Both parties and the individuals executing this Agreement and other agreements on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

      (g) Specific Enforcement, Consent to Jurisdiction. The Company and Subscriber acknowledge and agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. Subject to Section 10(e) hereof, each of the Company and Subscriber hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

      (h) Confidentiality. The Company agrees that it will not disclose publicly or privately the identity of the Subscriber unless expressly agreed to in writing by the Subscriber or only to the extent required by law, by NASDAQ or by the requirements of any stock exchange on which the common shares of the Company are listed.

      (i) Automatic Termination. This Agreement shall automatically terminate without any further action of either party hereto if the Closing Date shall not have occurred by the tenth (10th) business day following the date this Agreement is accepted by the Subscriber.

      (j) Applicable Currency. All references to dollars and cents in this Agreement shall, unless specifically stated otherwise, refer to lawful money of the United States of America.

      (k) Any remedies herein conferred are in addition to and not in derogation from any other right or remedy available at law to the Subscriber.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]

      DATED as of April _____, 2002.

      Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                                           STONESTREET LIMITED PARTNERSHIP -
                                           Subscriber
                                           C/o Canaccord Capital Corporation
                                           320 Bay Street, Suite 1300
                                           Toronto, ON M5H 4A6, Canada
                                           Fax: 416-956-8989



                                           By:__________________________________


                                           STONESTREET CORPORATION
                                           General Partner of the Subscriber
                                           executing this Agreement only with
                                           respect to Sections 5(b)(ii), 5(c),
                                           5(d) and 5(e) herein.




                                           By:__________________________________


                                           YMP CONSULTANTS INC.
                                           Consultant to the Subscriber
                                           executing this Agreement only with
                                           respect to Section 5(b)(i) herein.




                                           By:__________________________________



ACCEPTED: Dated as of April ____, 2002

ADB SYSTEMS INTERNATIONAL INC.
An Ontario, Canada based Corporation



By:_________________________________
   Name:
   Title:

                         LIST OF SCHEDULES AND EXHIBITS


         Exhibit A             Form of Warrant

         Exhibit B             Form of Legal Opinion

         Exhibit C             TSE Questionnaire and Undertaking Form


                           COMPANY DISCLOSURE SCHEDULE

         Schedule 1(b)          Accredited Investor Certificate

         Schedule 2(p)          Listing Issues

         Schedule 2(s)          Capitalization

         Schedule 6(e)          Use of Proceeds

         Schedule 8.1           Other Securities to be Registered

                           COMPANY DISCLOSURE SCHEDULE

                  Schedule 1(b) Accredited Investor Certificate

                      ACCREDITED INVESTOR CERTIFICATE FORM
The Investor certifies that it/he/she is an "accredited investor" as defined in Ontario Securities Commission Rule 45-5011 (the "Rule") promulgated under the Securities Act (Ontario) (the "Act") by virtue of qualifying as one of more of the following (PLEASE INSERT A CHECKMARK IN THE BRACKETED AREA BESIDE EACH APPLICABLE PARAGRAPH):
INDIVIDUAL INVESTORS
[ ]   (a)   An individual who owns or beneficially owns, or who together with a spouse beneficially own, financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $1,000,000.
[ ]   (b)   An individual whose net income before taxes exceeded $200,000 in each of the two most recent years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of those years and who, in either case, has a reasonable expectation of exceeding the same net income level in the current year.
[ ]   (c)   An individual who has been granted registration under the Act or securities legislation in another jurisdiction as a representative of a person or company registered under the Act or securities legislation in another jurisdiction as an adviser or dealer, other than a limited market dealer, whether or not the individual's registration is still in effect.
[ ]   (d)   A person registered under the Act or securities legislation in another jurisdiction as an adviser or dealer, other than a limited market dealer.
[ ]   (e)   A person that is recognized by the Ontario Securities Commission as an accredited investor.
[ ]   (f)   A spouse, parent, grandparent or child of an officer, director or promoter of the issuer.
[ ]   (g)   A person that, in relation to the issuer, is a person referred to in clause (c) of the definition of distribution in subsection 1(1) of the Act.
[ ]   (h)   A promoter of the issuer or an affiliated entity of a promoter of the issuer.
NON-INDIVIDUAL INVESTORS
[ ]   (i)   A person or company registered under the Act or securities legislation in another jurisdiction as an adviser or dealer, other than a limited market dealer.
[ ]   (j)   A registered charity under the Income Tax Act (Canada).
[ ]   (k)   A company, limited partnership, limited liability partnership, trust or estate, other than a mutual fund or non-redeemable investment fund, that had net assets of at least $5,000,000 as reflected in its most recently prepared financial statements.
[ ]   (l)   A person or company that is recognized by the Ontario Securities
            Commission as an accredited investor.
[ ]   (m)   A person or company in respect of which all of the owners of interests, direct or indirect, legal or beneficial, are persons or companies that are accredited investors.
[ ]   (n)   A person or company that, in relation to the issuer, is an affiliated entity.
[ ]   (o)   A person or company that, in relation to the issuer, is a person or company referred to in clause (c) of the
---------------
1 The Rule defines the term (i) "financial assets" as cash, securities, or any contract of insurance or deposit or evidence thereof that is not a security for the purposes of the Act, (ii) "related liabilities" as liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets and liabilities that are secured by financial assets, (iii) "managed account" as an investment portfolio account of a client established in writing with a portfolio adviser who makes investment decisions for the account and has full discretion to trade in securities of the account without requiring the client's express consent to a transaction, and (iv) "spouse" as, in relation to an individual, another individual to whom that individual is married, or another individual of the opposite sex or the same sex with whom that individual is living in a conjugal relationship outside marriage. Terms used herein which are defined in National Instrument 14-101 (the "National Instrument") as adopted by the Ontario Securities Commission have the meaning given to them in the National Instrument and terms used herein which are defined in the Act have the meaning given to them in the Act. Reference should be made to the Rule itself for the complete text of the Rule, including other definitions, and to the Companion Policy to the Rule for matters of interpretation and application.

            definition of distribution in subsection 1(1) of the Act.

INSTITUTIONAL INVESTORS
[ ]   (p)   A bank listed in Schedule I or II of the Bank Act (Canada), or an authorized foreign bank listed in Schedule III of that Act or a subsidiary of the bank where the bank owns all of the voting shares of the subsidiary.
[ ]   (q)   The Business Development Bank incorporated under the Business
            Development Bank Act (Canada) or a subsidiary of the bank where the bank owns all of the voting shares of the subsidiary.
[ ]   (r)   A loan corporation or trust corporation registered under the Loan and Trust Corporations Act (Ontario) or under the Trust and Loan
            Companies Act (Canada), or under comparable legislation in any other jurisdiction or a subsidiary of the corporation where the
            corporation owns all of the voting shares of the subsidiary.
[ ]   (s)   A co-operative credit society, credit union central, federation of caisses populaires, credit union or league, or regional caisse populaire, or an association under the Cooperative Credit
            Associations Act (Canada), in each case, located in Canada, or a subsidiary of the entity where the entity owns all of the voting shares of the subsidiary.
[ ]   (t)   A company licensed to do business as an insurance company in any jurisdiction or a subsidiary of the company where the company owns all of the voting shares of the subsidiary.
[ ]   (u)   A pension fund that is regulated by either the Office of the
            Superintendent of Financial Institutions (Canada) or a provincial pension commission or similar regulatory authority.
[ ]   (v)   A mutual fund or non-redeemable investment fund that, in Ontario, distributes its securities only to persons or companies that are accredited investors.
[ ]   (w)   A mutual fund or non-redeemable investment fund that, in Ontario, distributes its securities under a prospectus for which a receipt has been granted by the Director of the Ontario Securities
            Commission.
[ ]   (x)   A managed account if it is acquiring a security that is not a security of a mutual fund or non-redeemable investment fund.
[ ]   (y)   An account that is fully managed by a trust corporation registered under the Loan and Trust Corporations Act (Ontario).
[ ]   (z)   An entity that is organized outside of Canada that is analogous to any of the entities referred to in paragraphs (i), (p), (q), (r),
            (s), (t), or (u).
GOVERNMENT ORGANIZATIONS
[ ]   (aa)  The government of Canada or of any jurisdiction, or any crown corporation, instrumentality or agency of a Canadian federal, provincial or territorial government.
[ ]   (bb)  Any Canadian municipality or any Canadian provincial or territorial capital city.
[ ]   (cc)  Any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency or instrumentality thereof.

Dated  April      , 2002
                               -----------------------------------------------
                               Signature of the Investor or authorized signatory of the Investor
                               STONESTREET LIMITED PARTNERSHIP
                               By:
                               -------------------------------------------------
                               Name of Investor
                               STONESTREET LIMITED PARTNERSHIP
                               -------------------------------------------------
                               Address of Investor
                               320 Bay Street, Suite 1300
                               Toronto, ON

                               -------------------------------------------------
                               Canada
                               M5H 4A6

                      ACCREDITED INVESTOR CERTIFICATE FORM
The Investor certifies that it/he/she is an "accredited investor" as defined in Ontario Securities Commission Rule 45-5012 (the "Rule") promulgated under the Securities Act (Ontario) (the "Act") by virtue of qualifying as one of more of the following (PLEASE INSERT A CHECKMARK IN THE BRACKETED AREA BESIDE EACH APPLICABLE PARAGRAPH):
INDIVIDUAL INVESTORS
[ ]   (a)   An individual who owns or beneficially owns, or who together with a spouse beneficially own, financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $1,000,000.
[ ]   (b)   An individual whose net income before taxes exceeded $200,000 in each of the two most recent years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of those years and who, in either case, has a reasonable expectation of exceeding the same net income level in the current year.
[ ]   (c)   An individual who has been granted registration under the Act or securities legislation in another jurisdiction as a representative of a person or company registered under the Act or securities legislation in another jurisdiction as an adviser or dealer, other than a limited market dealer, whether or not the individual's registration is still in effect.
[ ]   (d)   A person registered under the Act or securities legislation in another jurisdiction as an adviser or dealer, other than a limited market dealer.
[ ]   (e)   A person that is recognized by the Ontario Securities Commission as an accredited investor.
[ ]   (f)   A spouse, parent, grandparent or child of an officer, director or promoter of the issuer.
[ ]   (g)   A person that, in relation to the issuer, is a person referred to in clause (c) of the definition of distribution in subsection 1(1) of the Act.
[ ]   (h)   A promoter of the issuer or an affiliated entity of a promoter of the issuer.
NON-INDIVIDUAL INVESTORS
[ ]   (i)   A person or company registered under the Act or securities legislation in another jurisdiction as an adviser or dealer, other than a limited market dealer.
[ ]   (j)   A registered charity under the Income Tax Act (Canada).
[ ]   (k)   A company, limited partnership, limited liability partnership, trust or estate, other than a mutual fund or non-redeemable investment fund, that had net assets of at least $5,000,000 as reflected in its most recently prepared financial statements.
[ ]   (l)   A person or company that is recognized by the Ontario Securities
            Commission as an accredited investor.
[ ]   (m)   A person or company in respect of which all of the owners of interests, direct or indirect, legal or beneficial, are persons or companies that are accredited investors.
[ ]   (n)   A person or company that, in relation to the issuer, is an affiliated entity.
[ ]   (o)   A person or company that, in relation to the issuer, is a person or company referred to in clause (c) of the definition of distribution in subsection 1(1) of the Act.
INSTITUTIONAL INVESTORS
---------------
2 The Rule defines the term (i) "financial assets" as cash, securities, or any contract of insurance or deposit or evidence thereof that is not a security for the purposes of the Act, (ii) "related liabilities" as liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets and liabilities that are secured by financial assets, (iii) "managed account" as an investment portfolio account of a client established in writing with a portfolio adviser who makes investment decisions for the account and has full discretion to trade in securities of the account without requiring the client's express consent to a transaction, and (iv) "spouse" as, in relation to an individual, another individual to whom that individual is married, or another individual of the opposite sex or the same sex with whom that individual is living in a conjugal relationship outside marriage. Terms used herein which are defined in National Instrument 14-101 (the "National Instrument") as adopted by the Ontario Securities Commission have the meaning given to them in the National Instrument and terms used herein which are defined in the Act have the meaning given to them in the Act. Reference should be made to the Rule itself for the complete text of the Rule, including other definitions, and to the Companion Policy to the Rule for matters of interpretation and application.

[ ]   (p)   A bank listed in Schedule I or II of the Bank Act (Canada), or an authorized foreign bank listed in Schedule III of that Act or a subsidiary of the bank where the bank owns all of the voting shares of the subsidiary.
[ ]   (q)   The Business Development Bank incorporated under the Business
            Development Bank Act (Canada) or a subsidiary of the bank where the bank owns all of the voting shares of the subsidiary.
[ ]   (r)   A loan corporation or trust corporation registered under the Loan and Trust Corporations Act (Ontario) or under the Trust and Loan
            Companies Act (Canada), or under comparable legislation in any other jurisdiction or a subsidiary of the corporation where the
            corporation owns all of the voting shares of the subsidiary.
[ ]   (s)   A co-operative credit society, credit union central, federation of caisses populaires, credit union or league, or regional caisse populaire, or an association under the Cooperative Credit
            Associations Act (Canada), in each case, located in Canada, or a subsidiary of the entity where the entity owns all of the voting shares of the subsidiary.
[ ]   (t)   A company licensed to do business as an insurance company in any jurisdiction or a subsidiary of the company where the company owns all of the voting shares of the subsidiary.
[ ]   (u)   A pension fund that is regulated by either the Office of the
            Superintendent of Financial Institutions (Canada) or a provincial pension commission or similar regulatory authority.
[ ]   (v)   A mutual fund or non-redeemable investment fund that, in Ontario, distributes its securities only to persons or companies that are accredited investors.
[ ]   (w)   A mutual fund or non-redeemable investment fund that, in Ontario, distributes its securities under a prospectus for which a receipt has been granted by the Director of the Ontario Securities
            Commission.
[ ]   (x)   A managed account if it is acquiring a security that is not a security of a mutual fund or non-redeemable investment fund.
[ ]   (y)   An account that is fully managed by a trust corporation registered under the Loan and Trust Corporations Act (Ontario).
[ ]   (z)   An entity that is organized outside of Canada that is analogous to any of the entities referred to in paragraphs (i), (p), (q), (r),
            (s), (t), or (u).

GOVERNMENT ORGANIZATIONS
[ ]   (aa)  The government of Canada or of any jurisdiction, or any crown corporation, instrumentality or agency of a Canadian federal, provincial or territorial government.
[ ]   (bb)  Any Canadian municipality or any Canadian provincial or territorial capital city.
[ ]   (cc)  Any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency or instrumentality thereof.


Dated  April       , 2002
                               -------------------------------------------------
                               Signature of the Investor or authorized signatory of the Investor
                               STONESTREET CORPORATION
                               By:
                               -------------------------------------------------
                               Name of Investor
                               STONESTREET CORPORATION
                               -------------------------------------------------
                               Address of Investor
                               320 Bay Street, Suite 1300
                               Toronto, ON
                               Canada
                               M5H 4A6

                           COMPANY DISCLOSURE SCHEDULE

     Schedule 2(p)       Listing Issues


     Reference clause

     2(p) Listing. The Company's common shares are quoted on, and listed for trading on, the NMS and TSE. Except as disclosed on Schedule 2(p) of the Company Disclosure Schedule, the Company has not received any oral or written notice that its Common Stock will be delisted from the NMS or TSE or that the Company's common shares do stock does not meet all requirements for the continuation of such listing.

     Disclosure

     The Company has received a letter dated February 14, 2002 indicating that if it does not achieve compliance with Marketplace Rule 4450(a)(5) by May 15, 2002, Nasdaq Staff will provide written notification that its securities will be delisted. If the Company is advised that its securities will be delisted from the NASDAQ market, it will appeal Staff's determination to a Listing Qualifications Panel.

                           COMPANY DISCLOSURE SCHEDULE

                          Schedule 2(s) Capitalization


     Reference clause

     (t) Capitalization. The authorized and outstanding capital stock of the Company as of the date of this Agreement and the Closing Date are set forth on Schedule 2(s) of the Company Disclosure Schedule hereto.

     Disclosure

     Authorized   - an unlimited number of common shares, without par value
                  - an unlimited number of preference shares, issuable in series


     Outstanding  - 38,283,628 common shares (non-diluted)
                  - done under Schedule 2(d)

                           COMPANY DISCLOSURE SCHEDULE

                         Schedule 6(e) - Use of Proceeds


      Reference clause

      (e) The Company undertakes to use the proceeds of the Subscriber's funds for the purposes set forth on SCHEDULE 6(E) hereto.

      Disclosure

      General working capital purposes

                           COMPANY DISCLOSURE SCHEDULE

                 Schedule 8.1 Other Securities to be Registered


      Reference clause

      8.1 (iv) The Company shall file with the Commission not later than sixty
(60) days after the Closing Date (the "Filing Date"), and use its reasonable commercial efforts to cause to be declared effective within one hundred and twenty (120) days after the Closing Date ("Effective Date"). The Company will register not less than a number of common shares in the aforedescribed registration statement that is equal to the number of Company Shares and one common share for each of the common shares issuable upon exercise of the Warrants. The Registrable Securities shall be reserved and set aside exclusively for the benefit of the Subscriber, and not issued, employed or reserved for anyone other than the Subscriber and Finder. Such registration statement will immediately be amended or additional registration statements will be immediately filed by the Company as necessary to register additional Company Shares to allow the public resale of all Common Stock included in and issuable by virtue of the Registrable Securities. No securities of the Company other than the Registrable Securities will be included in the registration statement described in this
Section 8.1(iv) except as described on Schedule 8.1 or in any other registration prior to 120 days after the Closing Date, without the written consent of the Subscriber which consent will not be unreasonably withheld.


      Disclosure

      None